UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2006

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On July 28, 2006, Measurement Specialties, Inc. (the “Company”) filed a proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on September 14, 2006. In the proxy statement, the Company submitted a proposal to approve the Measurement Specialties, Inc. 2006 Stock Option Plan.

In response to external feedback, the Company reaffirms its policy that it will not reduce the exercise price of an option, amend or cancel an option for the purpose of repricing, replacing or re-granting the option with a reduced exercise price, other than in the context of general adjustments to its common stock (such as a stock split) or in connection with a major corporate transaction (such as a change in control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

Date: August 28, 2006

/s/ Frank D. Guidone
Frank D. Guidone
President and Chief Executive Officer
(authorized officer and principal executive officer)